EXHIBIT 99.1

AMERICAN COMMERCIAL LINES INC.	Contact: Christopher A. Black
Sr. Vice President, Chief Financial Officer
(812) 288-1836
FOR IMMEDIATE RELEASE
AMERICAN COMMERCIAL LINES INC. ANNOUNCES THIRD
QUARTER RESULTS
Jeffersonville, Indiana (October 24, 2006) — American Commercial Lines Inc. (“ACL” or the “Company”) (NASDAQ: ACLI) today announced results for the three and nine month periods ended September 30, 2006. Revenue for the quarter was $267 million, a 59% increase compared with $167 million for the third quarter 2005. Net income for the quarter was $28.4 million or $0.90 per diluted share compared to net income of $3.5 million or $0.15 for the third quarter last year. Net income from continuing operations for the quarter was $25.1 million or $0.80 per diluted share compared to $1.3 million or $0.06 per diluted share for the third quarter of last year.
Revenue for the nine months ended September 30, 2006 was $677 million compared with $489 million for the first nine months of 2005, an increase of 38%. Year to date net income was $57.3 million or $1.83 per diluted share compared to a net income of $3.2 million or $0.14 per diluted share for the first nine months of 2005. Year to date net income from continuing operations was $54.6 million or $1.74 per diluted share compared to $2.7 million or $0.12 per diluted share for the third quarter of last year.
Earnings before Interest, Taxes and Depreciation and Amortization (EBITDA) for the third quarter 2006 was $62.0 million, a 137% increase compared to $26.1 million for the third quarter last year. EBITDA margin for the quarter was 23.3% compared to 15.6% during the third quarter last year. EBITDA for the first nine months of 2006 was $141.8 million, a 109% increase compared to $68.0 million for the same period last year. EBITDA from discontinued operations was $5.1 million in the quarter and $4.4 million year to date.
The reported results reflect the movement of ACL’s Dominican Republic and Venezuelan businesses into discontinued operations. In September, as previously reported, ACL entered into an agreement to sell its interests in its Venezuelan business for approximately thirty-two million United States dollars (US $32,000,000) in sale proceeds, including anticipated post-closing adjustments. The transaction is expected to close in the near term and is expected to produce an estimated $4.0 million gain on the sale. The net proceeds from this transaction will be used to reduce existing bank debt. The assets of the international operations are included in assets held for sale in the attached financial statements.
Commenting on the results, Mark R. Holden, President and Chief Executive Officer, stated: “We are very pleased with our results of operations. Our results for the first nine months of this year exceed the previous peak for any full year in the Company’s history. Industry fundamentals continue to be very strong. We are pleased with our progress to date on several fronts. The expected sale of our Venezuelan operations will allow us to focus on our core businesses and will allow us to further reduce indebtedness. We have made significant progress in reconfiguring our shipyard’s footprint and process-flow to allow for more efficient and safer operations, including the covering of the primary barge production line. While we are pleased with our performance to date, we continue to take measured steps we believe will allow realization of our existing business potential.”
Revenues within the transportation segment increased 47% to $211 million for the third quarter compared to $144 million during the third quarter 2005 driven by increases in both volume and pricing. The increased revenues were driven in part by fuel neutral rate increases of 32% on the dry freight business and 11% on the liquid freight business compared to the third quarter 2005. Tonnage under affreightment contracts increased to 10.8 billion ton miles in the quarter compared to 9.8 billion during the third quarter of last year, representing a 10.6% increase.
External revenues from the manufacturing segment increased 146% to $54 million for the third quarter 2006 compared to $22 million during the third quarter 2005. The increase was driven by a higher portion of the manufacturing segment’s production devoted to external builds during the current year quarter and to increased overall production levels. Total manufacturing revenue, including internal and external production, was $55 million in the third quarter 2006 compared to $35 million during the third quarter in 2005. The external customer backlog decreased slightly from approximately $470 million at the end of the second quarter 2006 to approximately $450 million at the end of the third quarter 2006.
American Commercial Lines will conduct a conference call to review and discuss its third quarter financial results on Wednesday, October 25, 2006, at 10:00 a.m. eastern time. The telephone numbers to access the ACL Conference Call are: Domestic (800) 573-4754; International (617) 224-4325; and the Participant Passcode is 96396868. The call may also be accessed live on the Company’s Internet web site at http://www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available through December 31, 2006.
Please refer to the attached pages for ACL’s condensed consolidated Statements of Operations and Financial Position and Net Income to EBITDA Reconciliation. Additional information, including ACL’s Operating Results by Business Segment and Selected Financial and Non-Financial Data can be found on the Company’s web site.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades. For more information about ACL generally, visit www.aclines.com.
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Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance.

Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Form 10-K for the year ended December 31, 2005 and the most recently filed Form 10-Q. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues
Transportation Services	$212,451	$145,269	$568,820	$421,263
Manufacturing	54,105	22,028	107,834	68,102

Revenues	266,556	167,297	676,654	489,365

Cost of Sales
Transportation Services	154,098	124,759	430,737	365,314
Manufacturing	51,972	19,996	99,125	63,108

Cost of Sales	206,070	144,755	529,862	428,422

Gross Profit	60,486	22,542	146,792	60,943

Selling, General and Administrative Expenses	15,514	11,393	46,856	35,230

Operating Income	44,972	11,149	99,936	25,713

Other Expense (Income)
Interest Expense	4,812	7,869	14,570	25,623
Other, Net	(13)	(96)	(2,256)	(4,952)

Other Expenses	4,799	7,773	12,314	20,671

Income from Continuing Operations before Income Taxes	40,173	3,376	87,622	5,042

Income Taxes	15,067	2,047	33,018	2,305

Income from Continuing Operations	25,106	1,329	54,604	2,737

Discontinued Operations, Net of Income Taxes	3,300	2,177	2,654	474

Net Income	$28,406	$3,506	$57,258	$3,211

Basic earnings per common share:
Income from continuing operations	$0.82	$0.06	$1.80	$0.12
Income from discontinued operations, net of tax	0.11	0.09	0.09	0.02

Basic earnings per common share	$0.93	$0.15	$1.89	$0.14

Earnings per common share — assuming dilution:
Income from continuing operations	$0.80	$0.06	$1.74	$0.12
Income from discontinued operations, net of tax	0.10	0.09	0.09	0.02

Earnings per common share — assuming dilution	$0.90	$0.15	$1.83	$0.14

Weighted Average Shares Outstanding:
Basic	30,419,119	23,241,716	30,336,591	22,321,513

Diluted	31,432,773	23,732,527	31,359,221	22,704,059

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In thousands, except shares and per share amounts)

	September 30,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and Cash Equivalents	$2,325	$13,959
Accounts Receivable, Net	120,011	96,526
Inventory	58,368	44,976
Deferred Tax Asset	2,559	4,644
Assets Held for Sale	33,031	1,042
Other Current Assets	31,714	15,745

Total Current Assets	248,008	176,892
Properties-Net	436,694	425,741
Investment in Equity Investees	5,090	5,532
Other Assets	15,146	15,119

Total Assets	$704,938	$623,284

LIABILITIES
Current Liabilities
Accounts Payable	$28,519	$47,517
Accrued Payroll and Fringe Benefits	26,169	22,303
Deferred Revenue	27,754	16,631
Accrued Claims and Insurance Premiums	14,726	13,361
Accrued Interest	2,035	5,179
Customer Deposits	7,149	1,147
Liabilities related to Assets Held for Sale	9,295	—
Other Liabilities	35,835	24,550

Total Current Liabilities	151,482	130,688
Long Term Debt	192,800	200,000
Pension Liability	19,951	17,867
Deferred Tax Liability	12,820	4,644
Other Long Term Liabilities	11,051	16,384

Total Liabilities	388,104	369,583

STOCKHOLDERS’ EQUITY
Common stock; authorized 125,000,000 shares at $.01 par value; 30,805,027 shares issued and outstanding as of September 30, 2006	308	307
Treasury Stock 83,145 shares at September 30, 2006	(3,018)	—
Other Capital	256,129	247,435
Retained Earnings	69,071	11,813
Accumulated Other Comprehensive Loss	(5,656)	(5,854)

Total Stockholders’ Equity	316,834	253,701

Total Liabilities and Stockholders’ Equity	$704,938	$623,284

Note: The Statement of Financial Position at December 31, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all information and footnotes required by generally accepted accounting principles for a complete set of financial statements.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2005	2006	2005
Net Income from Continuing Operations	$25,106	$1,329	$54,604	$2,737
Discontinued Operations, Net of Income Taxes	3,300	2,177	2,654	474

Consolidated Net Income	$28,406	$3,506	$57,258	$3,211

Adjustments from Continuing Operations:
Interest Income	(6)	(73)	(26)	(273)
Interest Expense	4,812	7,869	14,570	25,623
Depreciation and Amortization	11,862	11,745	35,303	35,256
Taxes	15,067	2,047	33,018	2,305
Adjustments from Discontinued Operations:
Interest Income	(195)	(122)	(583)	(379)
Depreciation and Amortization	386	488	1,428	1,479
Taxes	1,652	644	881	785

EBITDA from Continuing Operations	56,841	22,917	137,469	65,648
EBITDA from Discontinued Operations	5,143	3,187	4,380	2,359

Consolidated EBITDA	$61,984	$26,104	$141,849	$68,007

Transportation Net Income (Loss)	$24,445	$31	$49,999	$(798)
Interest Income	(6)	(73)	(26)	(273)
Interest Expense	4,812	7,869	14,570	25,623
Depreciation and Amortization	11,111	11,030	33,118	33,155
Taxes	15,067	2,047	33,018	2,305

Transportation EBITDA	$55,429	$20,904	$130,679	$60,012

Manufacturing Net Income	$886	$2,784	$13,420	$4,542
Interest Income	—	—	—	—
Interest Expense	—	—	—	—
Depreciation and Amortization	468	460	1,367	1,341
Taxes	—	—	—	—

Total Manufacturing EBITDA	1,354	3,244	14,787	5,883
Intersegment Profit	(120)	(1,454)	(8,845)	(1,477)

External Manufacturing EBITDA	$1,234	$1,790	$5,942	$4,406

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
STATEMENT OF OPERATING INCOME BY REPORTABLE SEGMENT
(Dollars in thousands except where noted)
(Unaudited)

	Reportable Segments
			All Other	Intersegment
	Transportation	Manufacturing	Segments (1)	Elimination	Total
Quarter ended September 30, 2006
Total Revenue	$211,150	$54,661	$1,479	$(734)	$266,556
Intersegment Revenue	162	556	16	(734)	—

Revenue from external customers	210,988	54,105	1,463	—	266,556
Operating Expense
Materials, Supplies and Other	65,633	—	596	—	66,229
Rent	6,021	—	24	—	6,045
Labor and Fringe Benefits	22,931	—	407	—	23,338
Fuel	42,560	—	—	—	42,560
Depreciation and Amortization	11,111	—	283	—	11,394
Taxes, Other Than Income Taxes	4,477	—	55	—	4,532
Cost of Goods Sold	—	51,972	—	—	51,972

Total Cost of Sales	152,733	51,972	1,365	—	206,070

Selling, General & Administrative	14,027	1,285	202	—	15,514

Total Operating Expenses	166,760	53,257	1,567	—	221,584

Operating Income	$44,228	$848	$(104)	$—	$44,972

Quarter ended September 30, 2005
Total Revenue	$143,859	$34,919	$1,514	$(12,995)	$167,297
Intersegment Revenue	100	12,891	4	(12,995)	—

Revenue from external customers	143,759	22,028	1,510	—	167,297
Operating Expense
Materials, Supplies and Other	53,778	—	606	—	54,384
Rent	5,021	—	30	—	5,051
Labor and Fringe Benefits	18,298	—	400	—	18,698
Fuel	31,328	—	—	—	31,328
Depreciation and Amortization	11,030	—	255	—	11,285
Taxes, Other Than Income Taxes	3,954	—	59	—	4,013
Cost of Goods Sold	—	19,996	—	—	19,996

Total Cost of Sales	123,409	19,996	1,350	—	144,755

Selling, General & Administrative	10,495	707	191	—	11,393

Total Operating Expenses	133,904	20,703	1,541	—	156,148

Operating Income	$9,855	$1,325	$(31)	$—	$11,149

(1)	Financial data for segments below the reporting thresholds is attributable to a segment that operates terminals along the U.S. inland waterways.

AMERICAN COMMERCIAL LINES INC.
STATEMENT OF OPERATING INCOME BY REPORTABLE SEGMENT
(Dollars in thousands except where noted)
(Unaudited)

	Reportable Segments
			All Other	Intersegment
	Transportation	Manufacturing	Segments(1)	Elimination	Total
Nine months ended September 30, 2006
Total Revenue	$564,936	$153,322	$4,447	$(46,051)	$676,654
Intersegment Revenue	510	45,488	53	(46,051)	—

Revenue from external customers	564,426	107,834	4,394	—	676,654
Operating Expense
Materials, Supplies and Other	180,921	—	1,482	—	182,403
Rent	16,476	—	76	—	16,552
Labor and Fringe Benefits	64,779	—	1,218	—	65,997
Fuel	118,665	—	—	—	118,665
Depreciation and Amortization	33,118	—	818	—	33,936
Taxes, Other Than Income Taxes	13,022	—	162	—	13,184
Cost of Goods Sold	—	99,125	—	—	99,125

Total Cost of Sales	426,981	99,125	3,756	—	529,862

Selling, General & Administrative	42,159	4,053	644	—	46,856

Total Operating Expenses	469,140	103,178	4,400	—	576,718

Operating Income	$95,286	$4,656	$(6)	$—	$99,936

Nine months ended September 30, 2005
Total Revenue	$416,820	$85,820	$4,929	$(18,204)	$489,365
Intersegment Revenue	469	17,718	17	(18,204)	—

Revenue from external customers	416,351	68,102	4,912	—	489,365
Operating Expense
Materials, Supplies and Other	153,693	—	1,543	—	155,236
Rent	14,700	—	83	—	14,783
Labor and Fringe Benefits	60,029	—	1,278	—	61,307
Fuel	87,311	—	—	—	87,311
Depreciation and Amortization	33,155	—	760	—	33,915
Taxes, Other Than Income Taxes	12,585	—	177	—	12,762
Cost of Goods Sold	—	63,108	—	—	63,108

Total Cost of Sales	361,473	63,108	3,841	—	428,422

Selling, General & Administrative	32,651	1,974	605	—	35,230

Total Operating Expenses	394,124	65,082	4,446	—	463,652

Operating Income	$22,227	$3,020	$466	$—	$25,713

(1)	Financial data for segments below the reporting thresholds is attributable to a segment that operates terminals along the U.S. inland waterways.

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2005	2006	2005
CONSOLIDATED EBITDA	$61,984	$26,104	$141,849	$68,007

TRANSPORTATION REVENUE AND EBITDA

REVENUE	$210,988	$143,759	$564,426	$416,351
EBITDA	55,429	20,904	130,679	60,012

Manufacturing Revenue and EBITDA (External and Internal)
REVENUE	$54,661	$34,919	$153,322	$85,820
EBITDA	1,354	3,244	14,787	5,883

Manufacturing External Revenue and EBITDA
REVENUE	$54,105	$22,028	$107,834	$68,102
EBITDA	1,234	1,790	5,942	4,406

Average Domestic Barges Operated
DRY	2,808	2,825	2,802	2,839
LIQUID	376	369	373	376

TOTAL	3,184	3,194	3,175	3,215

Fuel Price (Dollars per gallon)	$2.09	$1.76	$1.99	$1.54

Capital Expenditures	$13,175	$15,113	$60,501	$27,894

CASH AND CASH EQUIVALENTS (Unrestricted)	$2,325	$7,728	$2,325	$7,728
REVOLVER AVAILABILITY	185,255	96,600	185,255	96,600

Liquidity	$187,580	$104,328	$187,580	$104,328

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended September 30, 2006 as compared with Quarter Ended September 30, 2005
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended Sept. 30,			3rd Quarter
	2006	2005	Variance	2006	2005
	(Dollars in thousands except where noted)
Revenue
Transportation	$210,988	$143,759	$67,229	79.2%	85.9%
Manufacturing (external and internal)	54,661	34,919	19,742	20.5%	20.9%
Other	1,463	1,510	(47)	0.6%	0.9%
Intersegment manufacturing elimination	(556)	(12,891)	12,335	(0.2%)	(7.7%)

Consolidated Revenue	266,556	167,297	99,259	100.0%	100.0%

Operating Expense
Transportation	166,760	133,904	32,856
Manufacturing (external and internal)	53,693	32,140	21,553
Other	1,567	1,541	26
Intersegment manufacturing elimination	(436)	(11,437)	11,001

Consolidated Operating Expense	221,584	156,148	65,436	83.1%	93.3%

Operating Income		.
Transportation	44,228	9,855	34,373
Manufacturing (external and internal)	968	2,779	(1,811)
Other	(104)	(31)	(73)
Intersegment manufacturing elimination	(120)	(1,454)	1,334

Consolidated Operating Income	44,972	11,149	33,823	16.9%	6.7%

Interest Expense	4,812	7,869	(3,057)
Other Expense (Income)	(13)	(96)	83

Income Before Income Taxes	40,173	3,376	36,797

Income Taxes	15,067	2,047	13,020

Income from Continuing Operations	25,106	1,329	23,777

Discontinued Operations, Net of Income Taxes	3,300	2,177	1,123

Net Income	$28,406	$3,506	$24,900

Domestic Barges Operated (average of period beginning and end)	3,184	3,194	(10)

Revenue per Domestic Barge Operated (Actual)	$66,265	$45,009	$21,256

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Nine Months Ended September 30, 2006 as compared with Nine Months Ended September 30, 2005
(Unaudited)

				% of Consolidated Revenue
	Nine Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2006	2005	Variance	2006	2005
	(Dollars in thousands except where noted)
Revenue
Transportation	$564,426	$416,351	$148,075	83.4%	85.1%
Manufacturing (external and internal)	153,322	85,820	67,502	22.7%	17.5%
Other	4,394	4,912	(518)	0.7%	1.0%
Intersegment manufacturing elimination	(45,488)	(17,718)	(27,770)	(6.7%)	(3.6%)

Consolidated Revenue	676,654	489,365	187,289	100.0%	100.0%

Operating Expense
Transportation	469,140	394,124	75,016
Manufacturing (external and internal)	139,821	81,323	58,498
Other	4,400	4,446	(46)
Intersegment manufacturing elimination	(36,643)	(16,241)	(20,402)

Consolidated Operating Expense	576,718	463,652	113,066	85.2%	94.8%

Operating Income
Transportation	95,286	22,227	73,059
Manufacturing (external and internal)	13,501	4,497	9,004
Other	(6)	466	(472)
Intersegment manufacturing elimination	(8,845)	(1,477)	(7,368)

Consolidated Operating Income	99,936	25,713	74,223	14.8%	5.3%

Interest Expense	14,570	25,623	(11,053)
Other Expense (Income)	(2,256)	(4,952)	2,696

Income before Income Taxes	87,622	5,042	82,580

Income Taxes	33,018	2,305	30,713

Income from Continuing Operations	54,604	2,737	51,867

Discontinued Operations, Net of Income Taxes	2,654	474	2,180

Net Income	$57,258	$3,211	$54,047

Domestic Barges Operated (average of period beginning and end)	3,175	3,215	(40)

Revenue per Domestic Barge Operated (Actual)	$177,772	$129,503	$48,269